The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-237936
SUBJECT TO COMPLETION, DATED DECEMBER 2, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated April 30, 2020)
11,000,000 Shares
Golar LNG Limited
Common Shares
$      per share

We are selling 11,000,000 of our common shares, par value $1.00 per share.
We have granted the underwriters a 30-day option to purchase up to 1,650,000 additional common shares.
Our common shares are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “GLNG.” The last reported sale price of our common shares on Nasdaq on December 1, 2020 was $8.70 per share.
Investing in our common shares involves risks. See “Risk Factors” beginning on page S-12.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount(1)	$	$
Proceeds to Golar LNG Limited (before expenses)	$	$

(1)
We refer you to “Underwriting (Conflicts of Interest)” beginning on page S-27 for additional information regarding underwriting compensation.

As part of this offering, certain members of our board of directors have expressed an interest to purchase common shares at the public offering price. Such indications of interest are not binding agreements or commitments to purchase common shares and such directors may choose not to purchase, and we may choose not to sell, such common shares in the amount indicated or at all. The underwriters will not receive any commission for common shares sold to our directors.
The underwriters expect to deliver the shares to purchasers on or about           , 2020 through the book-entry facilities of the Depository Trust Company.

Joint Book-Running Managers
CitigroupClarksons Platou SecuritiesDNB Markets
Manager
Arctic Securities

           , 2020

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we and any selling security holders may offer from time to time, some of which does not apply to this offering of common shares. When we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus we provide you and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our common shares.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we provide you. We and the underwriters have not authorized anyone to provide you with any information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated, all references to “USD,” “U.S.$,” “dollars” and “$” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement and accompanying prospectus may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus supplement and accompanying prospectus and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus supplement and accompanying prospectus, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus supplement and accompanying prospectus are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, among other things:
•
changes in our ability to obtain additional financing or refinancing of our existing debt, including our Term Loan facility and Margin Loan facility, each scheduled to mature in December 2020, and our 2017 convertible bonds, on acceptable terms or at all;

•
changes in our ability to comply with the covenants contained in the agreements governing our future or existing indebtedness;

•
our inability and that of our counterparty to meet our respective obligations under the lease and operate agreement (“LOA”) entered into in connection with the BP Greater Tortue/Ahmeyim project (“Gimi GTA Project”);

•
continuing uncertainty resulting from potential claims from our counterparties of purported force majeure under contractual arrangements, including but not limited to our construction projects, and other contracts to which we are a party;

•
our ability to realize the expected benefits from acquisitions and investments we have made and may make in the future;

•
changes in the timeliness of the completion of the LNG Croatia (formerly known as the Golar Viking) commissioning and subsequent acceptance by the customer;

•
our ability to enter into contracts with third parties to fully utilize the Hilli Episeyo;

•
the length and severity of outbreaks of pandemics, including the ongoing worldwide outbreak of the novel coronavirus (“COVID-19”) and its impact on demand for liquefied natural gas (“LNG”) and natural gas, the timing of completion of our conversion projects, the operation of our charters, our global operations including impact to our vessel operating costs and our business in general;

•
Hygo Energy Transition Ltd.’s (“Hygo”) ability to operate the Sergipe power station project and related floating storage and regasification unit (“FSRU”) contract and to execute its downstream LNG distribution and merchant power sales plans;

S-ii

•
Hygo’s ability to successfully complete an initial public offering (“IPO”) of its common shares;

•
changes in our relationship with Golar LNG Partners LP (“Golar Partners”), Hygo or Avenir LNG Limited and the sustainability of any distributions they pay to us;

•
any adverse effects on us, including reputational harm, or the value of our investment in Hygo, as a result of the implication of Hygo’s former chief executive officer, Eduardo Antonello, who resigned from his position with Hygo in October 2020, in certain allegations by the Brazilian government concerning alleged improper payments made in Brazil pre-dating Mr. Antonello’s relationship with Hygo;

•
the outcome of any pending or future legal proceedings to which we are a party;

•
approval of amendments to agreements with our engineering, procurement and construction contractors and lending banks to adjust the construction and financing schedules relating to the Gimi GTA Project;

•
failure of our contract counterparties, including our joint venture co-owners, to comply with their agreements with us or other key project stakeholders;

•
changes in LNG carrier, FSRU, floating liquefaction natural gas vessel (“FLNG”), or small-scale LNG market trends, including charter rates, vessel values or technological advancements;

•
our vessel values and any future impairment charges we may incur;

•
challenges by authorities to the tax benefits we previously obtained under certain of our leasing agreements;

•
continuing volatility of commodity prices;

•
a decline or continuing weakness in the global financial markets;

•
fluctuations in currencies and interest rates;

•
our ability to close potential future sales of additional equity interests in our vessels, including the FLNG Gimi on a timely basis or at all;

•
changes in our ability to retrofit vessels as FSRUs or FLNGs, our ability to obtain financing for such conversions on acceptable terms or at all and our ability to obtain the benefits that may accrue to us as the result of such modifications;

•
changes in the supply of or demand for LNG carriers, FSRUs, FLNGs or small-scale LNG infrastructure;

•
a material decline or prolonged weakness in rates for LNG carriers, FSRUs, FLNGs or small-scale LNG infrastructure;

•
changes in the performance of the pool in which certain of our vessels operate and the performance of our joint ventures;

•
changes in trading patterns that affect the opportunities for the profitable operation of LNG carriers, FSRUs, FLNGs or small-scale LNG infrastructure;

•
changes in the supply of or demand for LNG or LNG carried by sea;

•
changes in the supply of or demand for natural gas generally or in particular regions;

•
changes in our relationships with our counterparties, including our major chartering parties;

•
changes in general domestic and international political conditions, particularly in regions where we operate;

•
changes in the availability of vessels to purchase and in the time it takes to construct new vessels or convert existing vessels;

•
failures of shipyards to comply with delivery schedules or performance specifications on a timely basis or at all;

S-iii

•
changes in our ability to sell vessels to Golar Partners or Hygo;

•
changes to rules and regulations, applicable to LNG carriers, FSRUs, FLNGs or other parts of the LNG supply chain;

•
our inability to achieve successful utilization of our expanded fleet or inability to expand beyond the carriage of LNG and provision of FSRUs, FLNGs, and small-scale LNG infrastructure particularly through our innovative FLNG strategy and our joint ventures;

•
actions taken by regulatory authorities that may prohibit the access of LNG carriers, FSRUs, FLNGs or small-scale LNG vessels to various ports;

•
increases in costs, including, among other things, crew wages, insurance, provisions, repairs and maintenance; and

•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus supplement.

We caution readers of this prospectus supplement and accompanying prospectus not to place undue reliance on any forward-looking statements, which speak only as of their dates. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made.

S-iv

BERMUDA LEGAL MATTERS
Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equities securities of such company remain so listed. The Nasdaq Stock Market LLC is deemed to be an appointed stock exchange under Bermuda law. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013. Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated as an exempted company under the Bermuda Companies Act of 1981 in the Islands of Bermuda and our principal executive offices are located outside the United States. A majority of our directors and officers and the experts named in this prospectus supplement reside outside the United States. In addition, substantially all of our assets and the assets of our directors and officers and the experts named in this prospectus supplement are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions (i) would enforce judgments of courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.

S-v

SUMMARY
This summary highlights selected information that appears elsewhere in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. Unless otherwise specifically stated, the information presented in the prospectus supplement assumes that the Underwriters have not exercised their option to purchase additional common shares. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.
Unless otherwise indicated, references in this prospectus supplement to the “Company,” “Golar,” “we,” “us” and “our” refer to Golar LNG Limited or any one or more of its consolidated subsidiaries, including Golar Management Limited, or Golar Management, or to all such entities. References to “Golar Partners” or the “Partnership” refer to Golar LNG Partners LP (NASDAQ: GMLP) and to any one or more of its direct and indirect subsidiaries. References to “Hygo” refer to Hygo Energy Transition Ltd. (formerly Golar Power Limited), our 50/50 joint venture with Stonepeak Infrastructure Partners, and to any one or more of its direct and indirect subsidiaries. Unless otherwise indicated, all references to “USD,” “U.S. $” and “$” in this prospectus supplement are U.S. dollars.
Overview
We provide infrastructure for the liquefaction, transportation, regasification and downstream distribution of LNG. Through our subsidiaries, affiliates and joint venture we are engaged in the acquisition, ownership, operation and chartering of FLNGs, FSRUs and LNG carriers as well as the development of gas to power projects and small-scale distribution operations.
As of the date of this prospectus supplement, we, together with our affiliates Golar Partners and Hygo, have a combined fleet of twenty-seven vessels, comprised of sixteen LNG carriers, nine FSRUs (including one vessel under conversion to a FSRU) and two FLNGs (including one vessel under conversion to a FLNG), split per group as follows:
•
We own ten LNG carriers, two FSRUs (including one vessel under conversion to a FSRU) and two FLNGs (including one vessel under conversion to a FLNG). Eight of our LNG carriers and one of our FSRUs are participating in an LNG carrier pool, referred to as the Cool Pool, and are generally employed on time charters with varying durations, and the Golar Arctic, one of our LNG carriers, is employed under a medium-term time charter. The LNG Croatia (formerly known as the Golar Viking) entered a shipyard in China in January 2020 to commence its conversion into a FSRU. All construction work has been completed and she has loaded commissioning cargo in Europe and will be delivered to our customer to complete commissioning work prior to acceptance of the vessel by our customer. The Gimi entered Keppel Shipyard Limited’s (“Keppel”) shipyard in early 2019 to commence work for its conversion into a FLNG to service the Gimi GTA Project for a 20-year period under the LOA, expected to commence in 2023. The Gandria, our remaining LNG carrier, is currently in lay-up and earmarked for conversion into a FLNG. Our FLNG, the Hilli Episeyo, is operating under a long-term tolling agreement and continues to maintain 100% commercial uptime, having now exported more than 2.9 million tonnes of LNG since start-up and recently offloaded its 47th cargo.

•
Golar Partners owns six of the FSRUs and four of the LNG carriers. The majority of the Golar Partners-owned vessels are employed on time charters of varying durations.

•
Hygo owns one FSRU which is contracted under a long-term charter; two LNG carriers participating in the Cool Pool and a 50% interest in a 1.5GW power station that commenced operations in March 2020, in Sergipe, Brazil.

We, together with our affiliates, Golar Partners and Hygo, intend to leverage our relationships with existing customers and continue to develop relationships with other industry participants. Our goal is to earn higher margins through maintaining strong service-based relationships combined with flexible and innovative FLNG, FSRU, LNG shipping, gas-to-power and small-scale downstream LNG distribution solutions. We believe customers place their confidence in our and our affiliates, Golar Partners and Hygo’s liquefaction, regasification, shipping, power and small-scale LNG services based on the reliable and safe way we conduct our, our affiliates’ and our joint venture’s LNG operations.
We have successfully repurposed existing LNG carriers into FSRUs and FLNGs that capture higher margins and allow us to operate across the entire LNG mid-stream, while delivering converted vessels to market faster than newbuild vessels. In line with our ambition to become an integrated LNG based energy provider, through Hygo we have also recently delivered our first FSRU supported LNG-to-power project.The intention is to further develop the downstream LNG distribution business using spare capacity on FSRUs and to offer LNG solutions to a wider customer base through small-scale LNG distribution to industrial and transport-related clients.
Commercial and Technical Management Services
In addition to growing our core business and pursuing new opportunities along the LNG value chain, we also provide commercial and technical management services for our fleet and the fleets of Golar Partners and Hygo. Pursuant to vessel management and services agreements in place with Golar Partners and Hygo, we are reimbursed for all of the operating costs in connection with the management of their fleet and services provided, in addition to a margin which is generally 5%.
We intend to maintain our relationship with Golar Partners and Hygo and pursue mutually beneficial opportunities, which may include the sale of additional assets to Golar Partners to provide funding for our LNG projects as well as continue our growth.
Our Fleet
Our current fleet as of the date of this prospectus supplement (excluding the vessels that we operate for our affiliates Golar Partners and Hygo), is summarized below.
The following table lists our LNG carriers, FSRU and FSRU under conversion as of the date of this prospectus supplement:
Vessel Name	Year of Delivery	Capacity Cubic Meters	Flag	Type	Charterer/ Pool Arrangement	Current Charter Expiration
Gandria(1)	1977	126,000	Marshall Islands	Moss	n/a	n/a
Golar Arctic	2003	140,000	Marshall Islands	Membrane	A major European trading company	2021
LNG Croatia(2)	Conversion in progress	140,000	Marshall Islands	Membrane	n/a	n/a
Golar Seal(3)	2013	160,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Crystal(3)	2014	160,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Bear(3)	2014	160,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Glacier(3)	2014	162,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Frost(3)	2014	160,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Snow(3)	2015	160,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Ice(3)(4)	2015	160,000	Marshall Islands	Membrane	n/a	n/a
Golar Kelvin(3)	2015	162,000	Marshall Islands	Membrane	Cool Pool	2020-2024
Golar Tundra(3)	2015	170,000	Marshall Islands	FSRU Membrane	Cool Pool	2020-2024

(1)
The Gandria is currently in lay-up and earmarked for conversion into a FLNG vessel. The conversion agreement for the Gandria is subject to certain payments and lodging of a full notice to proceed.

(2)
Golar entered into binding agreements with our customer, a Croatian project developer, LNG Hrvatska d.o.o. (“LNG Hrvatska”), to convert the LNG Croatia (formerly known as the Golar Viking) into a FSRU, sell the converted vessel, and then operate and maintain the FSRU for a minimum of 10 years. All construction work has been completed. She has loaded commissioning cargo in Europe and will be delivered to our customer to complete commissioning work prior to acceptance of the vessel by LNG Hrvatska, which is expected on or about December 31, 2020.

(3)
The Cool Pool allows certain substitution rights which means that any vessel within the Cool Pool is interchangeable with another vessel of the same/ similar technical specification and may not be considered to be dedicated to a particular charterer. Furthermore, pool earnings are aggregated and then allocated to the pool participants in accordance with the number of days each of their vessels are entered into the pool during the period.

(4)
The Golar Ice has been temporarily removed from the Cool Pool for approximately six months while she awaits repairs, however given she continues to operate at a reduced speed we expect her to continue to operate in the spot market.

The following table lists our FLNG and FLNG under conversion as of the date of this prospectus supplement:
Vessel Name	Year of Delivery	Capacity(1)	Flag	Type	Tolling Agreement	Current Expiration	Extension Options
Hilli Episeyo(2)	2017	2.4 mtpa	Marshall Islands	FLNG Moss	Perenco/SNH	2026	n/a
Gimi(3)	Conversion in progress	2.45 mtpa	Marshall Islands	FLNG Moss	BP	2043	n/a

(1)
Describes capacity that GLNG could sell on a long-term basis to the current counterparty with the vessel operating in its current location.

(2)
The Hilli Episeyo was converted into a FLNG from a LNG carrier which was originally constructed in 1975. She commenced her operations under the liquefaction tolling agreement (“LTA”) with Perenco Cameroon S.A. (“Perenco”) and Société Nationale Des Hydrocarbures (“SNH” and, together with Perenco, the “Customer”) in May 2018. The existing LTA is for two of the four liquefaction trains and provides the Customer the option to increase liquefaction production. Our economic ownership interest in FLNG Hilli Episeyo comprises 44.6% of the common units and 89.1% of each of the Series A Special Units and Series B Special Units in Golar Hilli LLC, the indirect disponent owner of Hilli Episeyo — refer to note 5 of our consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2019, incorporated by reference herein.

(3)
The Gimi was delivered to the Keppel shipyard in Singapore in early 2019 to undergo conversion from a LNG carrier to a FLNG. See “Recent Developments — End of FM Events relating to BP Greater Tortue Ahmeyim project” for further information. We have a 70% ownership interest in FLNG Gimi — refer to note 5 of our consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2019, incorporated by reference herein.

Our Relationship with Golar Partners
In September 2007, we formed Golar Partners to own LNG carriers and FSRUs with long-term charters, typically five years or longer. Since the initial public offering of Golar Partners in April 2011, we have sold equity interests in six vessels to Golar Partners for an aggregate purchase price of $1.9 billion. In addition, in July 2018, we and the affiliates of Keppel and Black & Veatch (described below), completed the sale to Golar Partners of 50% of the common units in our subsidiary Hilli LLC, which owns Hilli Corp, the disponent owner of the Hilli Episeyo, for $658 million, less 50% of our net lease obligations and post-closing purchase price adjustments, or $199.7 million (the “Hilli Dropdown”). As of the date of this prospectus supplement, Golar Partners owns a fleet of ten vessels acquired from or contributed by us and we own 30.8% of the common units in Golar Partners, in addition to 100% of the general partner units and incentive distribution rights (“IDRs”) in Golar Partners.

Our Relationship with Hygo
In order to further develop and finance our LNG based downstream investment opportunities, in June 2016, we formed Hygo (formerly Golar Power Limited), a 50/50 joint venture with investment vehicles affiliated with the private equity firm Stonepeak Infrastructure Partners, or Stonepeak. Hygo provides integrated downstream LNG solutions to underserved markets by delivering low cost, environmentally sound energy alternatives to consumers around the world. Hygo’s business includes (i) its network of existing and development stage marine LNG import terminals, (ii) its ownership of interests in existing and development stage large-scale power plants backed by high quality offtakers, and (iii) the downstream distribution of LNG from its terminals via marine and onshore logistics to major demand centers in Brazil. Hygo has historically derived the majority of its revenues from its LNG carriers, which it expects to convert into FSRUs to service its terminals.
Hygo has partnered with local companies to build cleaner and economically advantaged natural gas-fired power generation assets backed by long-term PPAs in its core operating areas. These assets will provide Hygo with relatively stable base cash flows and serve as anchor customers for its LNG terminals. Hygo is currently developing a total of 10.6 GW of fully licensed natural gas-fired power plants with local partners in Latin America, not including (i) the Porto de Sergipe I power plant, a 1.5 GW thermal power station supplied by the Sergipe Terminal (the “Sergipe Power Plant”), which began commercial operations in March 2020, and (ii) the Novo Tempo Barcarena power plant, a 605 MW thermal power station supplied by the Barcarena Terminal (the “Barcarena Power Plant”), which is expected to commence operations in 2025.
As of October 2020, Hygo has an operating FSRU terminal in Sergipe, Brazil (the “Sergipe Terminal”) and is also developing two further FSRU terminals in Pará, Brazil (the “Barcarena Terminal”) and Santa Catarina, Brazil (the “Santa Catarina Terminal”). Hygo’s fleet consists of the Golar Nanook, a newbuild FSRU moored and in service at the Sergipe Terminal, and two operating LNG carriers, the Golar Celsius and the Golar Penguin, which are expected to be converted into FSRUs in the future. As of September 30, 2020, Hygo had invested $30 million for the anticipated conversion of one of these vessels into an FSRU for deployment at the Barcarena Terminal once a final investment decision (“FID”) has been made; the company anticipates a total investment of $75 million to $85 million for the conversion. Hygo expects to continue the conversion and deployment of FSRUs for utilization as LNG storage, transshipment and regasification terminals as its business continues to grow. Hygo intends to position its terminals such that they become a critical supply source to customers in developing markets around the world where there is significant need for cheaper, cleaner and more efficient fuel sources. Hygo anticipates significant demand from end-users in the power, utility, industrial, commercial and transportation industries.
Hygo’s downstream distribution business is focused on the sale of LNG or natural gas to downstream customers under medium to long-term contracts. Hygo procures LNG from its terminals and other sources and transports via ship, rail or truck using third-party providers. Its current and anticipated downstream customers are a mix of power, utility, industrial, commercial and transportation end-users of LNG and natural gas. Hygo seeks to provide its customers with integrated LNG logistics and procurement solutions to increase the accessibility of natural gas and unlock the economic and environmental benefits of LNG, as compared to other fossil fuels.
During the first quarter of 2020, Hygo entered into a strategic partnership with BR Distribuidora, Brazil’s leading fuel distribution company (which remains subject to Brazilian regulatory approval), to serve as its exclusive provider of LNG for use in Brazil’s transportation and industrial sectors. Using BR Distribuidora’s 94 distribution centers and 7,600+ fuel stations across Brazil, Hygo expects to leverage its existing infrastructure and LNG supply chain expertise to increase the accessibility of LNG to downstream end-users using a combination of marine and onshore solutions.
The Omnibus Agreement that Hygo entered into with Golar Partners in June 2016, under which Golar Partners had a right of first offer with respect to any transfers or sales of any LNG carrier or FSRU owned by Hygo and operating under a charter for five or more years, was terminated in August 2020 concurrent with Golar Partners and Hygo entering into a cooperation agreement to work together to develop hub-spoke LNG terminal solutions utilizing Golar Partner’s existing asset portfolio, where suitable. For further information regarding Hygo, please see “Recent Developments — Hygo Developments”.

Competitive Strengths
We believe that our future prospects for success are enhanced by the following aspects of our business:
•
First mover advantage in FLNG.   We believe that our experience in the conversion and operation of the first FLNG from an LNG carrier should provide us with a first mover advantage in securing future FLNG opportunities. Our FLNG solution is expected to offer gas resource owners a faster and lower cost alternative to traditional land-based liquefaction plants.

•
Leadership position in the FSRU market.   We are one of the industry leaders in the development, delivery and operation of both newbuilds and converted FSRUs based on a strong record of successful project delivery and highly reliable vessel operation. Our joint venture, Hygo, plans to embed FSRUs into power projects. For example, the Sergipe Power Plant (described above) and the Golar Nanook under a 25-year contract both commenced commercial operations in March 2020.

•
High quality operator.   Major energy companies have developed increasingly stringent operational and financial pre-qualification standards that FSRU, FLNG and LNG vessel operators must meet prior to bidding on nearly all significant regasification, liquefaction and LNG transportation contracts. We have continually met and surpassed these standards, and we believe that this increases our ability to compete effectively for new charters relative to less qualified or experienced operators.

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Financial flexibility to pursue growth opportunities.   We believe that our ability to obtain bank financing and issue public debt and equity as well as our affiliation with Golar Partners and Hygo, to which we expect to engage in further sales of vessels, provides us with financial flexibility to pursue acquisition and growth opportunities. Since Golar Partners’ initial public offering in April 2011, we have successfully sold equity interests in seven vessels to it in exchange for approximately $2.1 billion (including the Hilli Dropdown in July 2018).

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Experienced management team.   We believe we have a strong and experienced management team that has contributed significantly to our operational results and growth to date. Our management team has extensive experience in LNG midstream projects, which we believe will play a critical role in enabling us to execute our growth strategy.

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Strategic partners to develop midstream opportunities.   In 2016, we formed a joint venture with Stonepeak to create Hygo. We believe that this joint venture will allow us to more rapidly develop opportunities in the FSRU markets, power sales and small-scale LNG distribution.

Business Strategies
We believe that gas has a critical role to play in providing cleaner energy for many years to come. Our pioneering infrastructure assets provide safe, competitive and sustainable ways of liquefying, transporting and turning gas into energy across the world. Our mission is to be recognized as a learning organization with an outstanding reputation for safe, reliable and cost effective operations; to employ and develop talented people who can see the impact of what they do; to develop a pipeline of new LNG infrastructure opportunities and convert the best into world class projects; and to be a great business partner, where combining skills and resources make a big difference.
Following the completion of the strategic review, our business strategy across the group of Golar companies is the following:
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Through our affiliates Golar Partners and Hygo, maintain leadership in FSRUs and embed these into future power and downstream distribution projects:   We are one of the industry leaders in the development, delivery and operation of both newbuild and converted FSRUs based on a strong record of successful project delivery and highly reliable vessel operation. Our joint venture, Hygo, recently delivered its first integrated FSRU to power project and is currently developing new projects that will utilize FSRUs to access existing markets currently burning more expensive fossil fuels, and switching them to cleaner burning LNG.

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Leverage our experience as the largest producer of LNG from a floating LNG facility to develop new FLNG opportunities:   We offer resource holders a low-cost quick delivering solution to monetize stranded gas reserves. Our unique industry leading FLNG offering allows smaller resource holders, developers and customers to enter the LNG business and occupy a legitimate space alongside the largest resource holders, major oil companies and world-scale LNG buyers. For the established LNG industry participants, the prospect of our low-cost, low-risk, fast-track solution provides a compelling alternative to the traditional giant land-based projects — especially in a low energy price environment. To date, we have produced more LNG from a floating facility than any other operator.
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Operate a high-quality, first class LNG carrier fleet:   We manage on behalf of our affiliates, Golar Partners and Hygo, a fleet of high-quality LNG carriers. The majority of these vessels use fuel efficient propulsion and low boil-off technology and are compatible with most LNG loading and receiving terminals worldwide.

However, we can provide no assurance that we will be able to implement our business strategies described above. For further discussion of the risks that we face, please read “Item 3. Key Information — D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus supplement.
Recent Developments
End of FM Events relating to BP Greater Tortue Ahmeyim project
In October 2014, we entered into agreements for the conversion of the Gimi into a FLNG. The primary vessel conversion contract was entered into with Keppel in December 2018. The Gimi was delivered to the Keppel shipyard in Singapore in early 2019 to commence her conversion.
In February 2018, the Inter-Governmental Cooperation Agreement between Mauritania and Senegal was signed, enabling further development of the cross-border Tortue Ahmeyim natural gas field to continue. In April 2018, we entered into a Preliminary Agreement and exchanged Heads of Terms for a Charter Agreement with BP in their capacity as block operators. The Heads of Terms committed the parties to translate the terms into an agreement and proceed with Front End Engineering Design on the provision of a FLNG vessel to support the development of Phase 1A of the Greater Tortue Ahmeyim field, located offshore Mauritania and Senegal. In December 2018, we received a limited notice to proceed from BP in connection with this project.
In February 2019, we entered into the LOA with BP for the charter of a FLNG unit, the Gimi, to service the Gimi GTA Project for a 20-year period that was expected to commence in 2022. The Gimi will liquefy gas as part of the first phase of the Gimi GTA Project and will be located at an innovative near-shore hub located on the Mauritania and Senegal maritime border. The Gimi is designed to produce an average of approximately 2.5 million tonnes of LNG per annum, using the Black & Veatch “Prico” liquefaction process, with the total gas resources in the field estimated to be around 15 trillion cubic feet.
In April 2020, we announced that we had received written notification of a force majeure claim from BP under the LOA, relating to the Gimi GTA Project. The notice received from BP claimed that due to the recent outbreak of COVID-19 around the globe, it was unable to be ready to receive the Gimi on the 2022 target connection date, with an expected delay in the order of 12 months. A force majeure claim from the conversion shipyard was also received.
In October 2020, we announced that we had confirmed a revised project schedule with BP for the Gimi GTA Project. The revised project schedule will result in the target connection date for the Gimi, previously scheduled for 2022, as set out in the LOA, being extended by 11 months. Notice has been given and received by us and BP that no FM Event (as defined in the LOA) is ongoing. The terms of the LOA are unchanged. We have concluded discussions with both engineering, procurement and construction contractors and lending banks regarding the adjustment of the related construction and financing schedules, respectively, for the Gimi GTA Project and we have commenced the approval process to reflect these changes in the respective agreements.
Corporate Revolving Credit Facility and Term Loan Extension
In November 2020, we agreed to credit-approved terms with our existing lender, Citibank N.A. (“Citibank”), an affiliate of Citigroup Global Markets Inc., one of the underwriters in this offering, to partially refinance our maturing $150 million Term Loan facility into a new $100 million corporate revolving credit facility (the “Corporate Revolving Credit Facility”). Following the partial refinancing, we intend to use a portion of the net proceeds from this offering to repay the remaining outstanding balance of $50 million under the $150 million Term Loan facility. The new Corporate Revolving Credit Facility has a term of 366 days with two 366-day extension options available at the lender’s discretion. It bears interest at USD LIBOR plus an initial margin of 5.0% and is secured by pledges of our shares in Hygo. In connection with the refinancing we agreed with Citibank to extend the maturity of the $150 million Term Loan facility to the middle of December 2020.
Floating Ammonia Production, Carbon Capture, Green LNG and other emerging technologies
In November 2020, we entered into a collaboration agreement with Black & Veatch Corporation (“B&V”) to research and, if appropriate, develop solutions in the field of floating ammonia production, carbon capture, green LNG and hydrogen. Any project development and implementation that follows the initial research and investigation stages above will be subject to a separate commercial agreement between the two companies.
Margin Loan facility extension
We have agreed with our existing lenders under the Margin Loan facility, which was previously scheduled to mature in August 2020, to extend the maturity date to the middle of December 2020. We intend to use a portion of the proceeds from this offering to repay the Margin Loan facility.
Golar Seal Facility Put Option Extension
The terms of our existing Golar Seal facility include a put option that if exercised requires us to repay the facility if an appropriate long-term charter of 4 years or more is not entered into by January 2021. In November 2020, we agreed and executed an extension with our existing lender, CCB Financial Leasing Corporation (“CCBFL”), to extend such put option by one year. All other facility terms remain unchanged.
Hygo Developments
Hygo’s Initial Public Offering and Completion of Internal Review
In August 2020, Hygo filed a Registration Statement on Form F-1 with the Commission in connection with an IPO of its common shares and subsequent amendments thereto in September 2020. On September 15, 2020, Hygo launched its marketing process for the IPO of its common shares, which according to Hygo was subsequently placed on hold as Hygo’s board of directors initiated an internal review on September 25, 2020, following allegations involving Eduardo Antonello, Hygo’s former chief executive officer, and his conduct during his previous employment with Seadrill Limited (“Seadrill”) in 2011. According to Hygo, its board of directors, with the assistance of outside counsel and accounting advisors, conducted an internal review which included forensic accounting work, review of certain contracts, interviews with certain company personnel and representatives and review of internal audit material, certain corporate credit card expenses and Hygo’s anti-corruption policies. Hygo’s board of directors and its advisors did not identify any evidence establishing bribery or other corrupt conduct at Hygo. In October 2020, Mr. Antonello resigned as Hygo’s chief executive officer and was replaced by Paul Hanrahan, who also joined Hygo’s board of directors. Hygo will continue its oversight and review of compliance procedures in accordance with the ethical and corporate governance standards established by applicable law.
Sergipe Power Plant’s Operational Update
In September 2020, an incident involving one of the four step up transformers of the Sergipe Power Plant has temporarily reduced its available power generation capacity from 1.5 GW to 1.0 GW. Centrais Elétricas de Sergipe S.A. (or “CELSE”), a Brazilian corporation in which Hygo has a 50% interest and which owns and operates the Sergipe Power Plant, is working with General Electric (“GE”), the contractor for the project, to repair the transformer and related equipment and anticipates such repairs will be complete by the second quarter of 2021.
While Hygo does not expect that the fixed payments under its power purchase agreements, or “PPAs,” will be reduced as a result of the reduced power available for dispatch, CELSE’s physical guarantee (the amount of power that a plant is expected to contribute to the electricity grid over the life of a PPA), or amount of energy available for commercial sale, could be reduced by 8.75MWh per year as a result of the plant’s partial downtime during the period. To the extent CELSE is required to dispatch power before repairs to the step up transformer and related equipment are complete, CELSE will be required to purchase up to 500 MW for delivery to PPA customers on the open market in Brazil for the length of the required dispatch period. The cost of purchasing this power will depend on the number of days power is required to be delivered as well as prevailing market prices at the time of requested dispatch. Because both the number of days of potential dispatch as well as market prices of any replacement power purchases is unknown at this point, Hygo is unable to predict the cost to CELSE of procuring replacement power.
CELSE maintains commercial property and business interruption insurance that includes coverage for property damage at the Sergipe Power Plant, as well as coverage for a portion of the cost of purchasing electricity on the open market in Brazil, subject to a cap of R$559.75 per MW, to supply its customers for up to 8.25 months in the event that CELSE is unable to supply the electricity itself due to covered property damage at the Sergipe Power Plant. Such insurance is subject to customary terms and conditions, including deductibles, sublimits, and exclusions. GE is in the process of completing a root cause analysis. If the property damage is determined to be covered by CELSE’s insurance policy, such insurance may not be sufficient to cover expenses arising out of the damage to the step up transformer and related equipment. CELSE has notified its insurers of the damage, and CELSE is working with the insurer’s loss adjuster to assess the damage and potential coverage for the costs of repair. However, CELSE’s insurers have neither confirmed nor denied coverage at this stage of the insurance claim, and CELSE’s insurers might determine that some portion or all of the costs arising out of the damage are not covered.
In addition, CELSE is currently negotiating with GE with respect to the remediation plan and timing, the cost of remediation and potential claims under its engineering, procurement and construction agreement and operation and maintenance agreement and hopes to secure a mutually satisfactory outcome based on a common desire to have the plant fully operational as quickly as possible.
Taking into account Hygo’s current forecast for the amount of power Hygo expects to be dispatched from Sergipe, as well as CELSE’s commercial property and business interruption insurance and ongoing negotiations with GE, Hygo does not believe the reduction in available capacity at the Sergipe Power Plant will have a material impact on its results of operations or financial condition. However, if the repairs are not completed on the timeline currently anticipated, or CELSE is unable to receive sufficient commercial property and business interruption insurance proceeds or a satisfactory understanding with GE, Hygo’s financial results (and therefore the value of our investment in Hygo) may be materially and adversely impacted.
Memorandum of Understanding (“MOU”) with Companhia de Gás do Pará
In October 2020, Hygo entered into a MOU with Companhia de Gás do Pará, a state owned entity, to supply regasified LNG to pipeline or LNG in other forms of distribution for use in commercial, industrial, residential or power generation applications. Hygo is currently in discussions with multiple offtakers for more than 80,000 MMBtu/day that it believes will be priced at an average net tariff of approximately $1.50 per MMBtu. Assuming receipt of a FID on the power plant, CELBA, one of Hygo’s 50/50 joint ventures, will pay an amount of approximately $10 million annually for their required capacity of the power plant. The fixed capacity payments will be adjusted annually to offset changes in the exchange rate between the U.S. dollar and the Brazilian real. Hygo expects to incur capital expenditures of approximately $13 million per year in connection with the operation of the Barcarena Terminal.
Update on Bahia Regas Terminal
On September 30, 2020, Golar Power Comercializadora de Gás Natural Ltda. (‘‘Golar Power Comercializadora’’), a wholly owned subsidiary of Hygo, participated in a public competitive bid process sponsored by Petróleo Brasiliero S.A. — Petrobras (“Petrobras”) for the lease of the Bahia Regasification Terminal (the ‘“Bahia Terminal”). Golar Power Comercializadora was the only qualifying participant, to submit a bid. The Bahia Terminal has storage capacity of 170,000 cubic meters and regasification capacity of 790,000 MMBtu/d and is expected to supply a combination of industrial users and power plants. In October 2020, Petrobras notified all participants that Golar Power Comercializadora was disqualified due to the revision of specific requirements regarding qualified bidders. Immediately after that, Golar Power Comercializadora filed an administrative appeal before the Petrobras Bid Committee challenging the final result of the competitive process. The outcome of the competitive process is currently under revision by Petrobras. In the event Golar Power Comercializadora is awarded the lease, we expect the Bahia Terminal to commence operations in the first half of 2021.
Update on Norsk Hydro MOU
In October 2020, Hygo and Norsk Hydro mutually agreed to terminate the existing MOU between the parties dated July 22, 2020 to supply LNG to the Alunorte alumina refinery in Brazil. Hygo remains committed to the development of the Barcarena Terminal, the only one permitted in the region and will have the opportunity to significantly reduce energy costs, and support environmentally responsible and sustainable industrial growth throughout the Northern region of Brazil.
Please see “Risk Factors — Risks Related to Other Projects — If Hygo fails to complete an IPO of its common shares by July 2021, it could have a material adverse effect on Hygo’s financial condition and the value of our investment in Hygo” for a discussion of the implications if Hygo fails to complete an IPO of its common shares by July 2021. For further information regarding Hygo and certain other risks related to our investment in Hygo, please see “Risk Factors — Risks Related to Other Projects — We have a substantial equity investment in Hygo that is subject to the risks related to Hygo’s operations and business” and “Risk Factors — Risks Related to Other Projects — Our business and financial condition, as well as the value of our investment in Hygo, could be materially and adversely affected by the allegations against Hygo’s former chief executive officer.”
Class Action Lawsuit
On September 24, 2020, a single, purported Golar shareholder filed a putative class action lawsuit against us, our Chief Executive Officer, Iain Ross, and Hygo’s former chief executive officer, Eduardo Antonello, in the United States District Court for the Southern District of New York (Case No. 1-20-cv-07926). The complaint generally alleges that the defendants violated Sections 10(b) and/or 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by making allegedly false and/or misleading statements regarding, among other matters, Golar’s business operations and prospects in relation to the implication of Hygo’s former chief executive officer in certain allegations by the Brazilian government. The complaint seeks unspecified damages, attorneys’ fees and other costs. We believe that the allegations in the lawsuit are without merit and intend to vigorously contest the class action lawsuit.
Management Changes
Callum Mitchell-Thomson, who joined us in April 2020, resigned from his position as chief financial officer on November 28, 2020 due to personal reasons. His position has been assumed by Karl Fredrik Staubo, who currently serves and is expected to continue to serve, for the time being, as chief executive officer of Golar Partners. Before joining Golar Partners in May 2020, Mr. Staubo has ten years of experience advising and investing in shipping, energy and infrastructure companies from Magni Partners Ltd. (2018 – 2020) and Clarksons Platou Securities AS (2010 – 2018). During his time with Magni Partners, Mr. Staubo was, amongst others, working as an advisor to the Golar group. At Clarksons Platou Securities AS he worked in the Corporate Finance division, including serving as Head of Shipping Capital Markets since 2015. He has been serving as chief executive officer of Golar Partners since May 2020. He has a MA in Business Studies and Economics from the University of Edinburgh.
Corporate Information
We were incorporated under the name Golar LNG Limited as an exempted company under the Bermuda Companies Act of 1981 in the Islands of Bermuda on May 10, 2001 and maintain our principal executive headquarters at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our telephone number at that address is +1 441 295 4705. Our principal administrative offices are located at The Zig Zag, 70 Victoria Street, London, SW1E 6SQ, United Kingdom and our telephone number at that address is +44 207 063 7900.

THE OFFERING
Issuer
Golar LNG Limited, a Bermuda exempted company
Common shares outstanding as of the date of this prospectus supplement
97,875,805 common shares
Common shares being offered
11,000,000 common shares, 12,650,000 common shares if the underwriters exercise in full their option to purchase additional common shares.
Common shares to be outstanding immediately after this offering
108,875,805 common shares, 110,525,805 common shares if the underwriters exercise in full their option to purchase additional common shares. As part of this offering, certain members of our board of directors have expressed an interest to purchase common shares. Such indications of interest are not binding agreements or commitments to purchase such common shares.
Conflicts of Interest
Citibank, an affiliate of Citigroup Global Markets Inc., is the existing lender for our $150 million Term Loan facility and, as such, will receive 5% or more of the net proceeds from this offering to repay the outstanding balance of $50 million remaining under the Term Loan facility following the partial refinancing. Therefore, Citigroup Global Markets Inc. is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Accordingly, this offering is being conducted in accordance with Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Clarksons Platou Securities, Inc. has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), specifically including those inherent in Section 11 thereof. Clarksons Platou Securities, Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Clarksons Platou Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. For more information, see “Underwriting (Conflicts of Interest).”
Use of proceeds
We expect the net proceeds from this offering to be approximately $      million (or $      million if the underwriters exercise in full their option to purchase additional common shares), after deducting underwriting discounts and offering expenses payable by us. We intend to use the net proceeds to partially repay the Term Loan facility, to repay the Margin Loan facility in full and any remaining net proceeds for general corporate purposes, which may include, among other things, capital expenditures, repaying other indebtedness, funding working capital or investments. Citibank, an affiliate of Citigroup Global Markets Inc., an underwriter in this offering, will receive 5% or more of the net proceeds of this offering as a result of being the existing lender of the Term Loan facility. See “Use of Proceeds” on page S-18.

The Term Loan facility has an interest rate of LIBOR plus a current margin of 2.75% and following an extension from our lender, is scheduled to mature in mid-December 2020. A new Corporate Revolving Credit Facility with Citibank is also being arranged in conjunction with this offering, and will repay the existing Term Loan in full.
The Margin Loan facility has an interest rate of LIBOR plus a current margin of 2.95% and following an extension from our lender, is scheduled to mature in mid-December 2020.
Please read “Risk Factors — Risks Related to Our Common Shares and this Offering — Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.”
Risk Factors
Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S- 12 of this prospectus supplement and page 4 of the accompanying prospectus and in the documents incorporated by reference herein and therein, to read about the risks you should consider before deciding to invest in our common shares.
Tax Considerations
For a discussion of the principal U.S. federal income tax and Bermuda tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares see “Material U.S. Federal Income Tax Considerations” beginning on page S- 20 of this prospectus supplement and “Material Non-U.S. Tax Considerations” on page S- 26 of this prospectus supplement.
Listing
The primary trading market for our common shares is Nasdaq, where our common shares are listed under the symbol “GLNG.”

RISK FACTORS
An investment in our common shares involves a high degree of risk. Before making an investment in our common shares offered by this prospectus supplement, you should carefully consider with your own financial and legal advisors, among other matters, the risks set forth below and the risk factors under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference in this prospectus, together with all of the other information included or incorporated by reference in this prospectus. See “Where You Can Find Additional Information.” If any of these risks were to occur, our business, results of operations or financial condition could be materially adversely affected. Further, the risks and uncertainties set forth below and referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial could materially adversely affect our business, results of operations or financial condition. In any such case, the value of our common shares could decline, and you could lose all or part of your investment.
Risks Related to the Gimi GTA Project
Delays and costs associated with renegotiation of our conversion contracts and capital expenditure commitments with Keppel as a result of BP’s force majeure claim could adversely affect our earnings, cash flows and financial condition.
We have entered into construction contracts with Keppel and Black & Veatch for Gimi’s conversion into a FLNG and the conversion has been underway in Keppel’s shipyard in Singapore since early 2019. In April 2020, we announced that we had received written notification of a force majeure claim from BP under the LOA relating to the Gimi GTA Project. The notice received from BP claims that due to the recent outbreak of COVID-19 around the globe, it is unable to be ready to receive the Gimi on the 2022 target connection date, with an expected delay in the order of 12 months. A force majeure claim has also been received from the conversion shipyard. The $700 million facility agreement that we entered into in October 2019 to finance the conversion and operation of the Gimi was expected to be drawn down in line with our contractual capital expenditure requirements. Changes to the overall Gimi project budget are currently expected to be minimal. In October 2020, we announced that we had confirmed a revised project schedule with BP for the Gimi GTA Project. The revised project schedule will result in the target connection date for the Gimi, previously scheduled for 2022, as set out in the LOA, being extended by 11 months. Notice has been given and received by us and BP that no FM Event (as defined in the LOA) is ongoing. The terms of the LOA are unchanged. We have concluded discussions with both engineering, procurement and construction contractors and lending banks regarding the adjustment of the related construction and financing schedules, respectively, for the Gimi GTA Project and we have commenced the approval process to reflect these changes in the respective agreements. If we are unable to reach an agreement with the lending banks to adjust the related financing schedule, subsequent repayment of the facility may be adversely impacted by the delayed cash inflows resulting from the delayed vessel delivery and related commencement of operations. Our inability to successfully adjust the financing schedule with the lending banks under the $700 million facility agreement could have an adverse effect on our cash flows and financial condition, or could result in delays in the completion of the Gimi GTA Project.
Risks Related to Other Projects
We cannot guarantee that the commissioning of the LNG Croatia and the accompanying agreement with LNG Hrvatska will be completed on time.
We previously entered into an agreement with LNG Hrvatska to convert the LNG Croatia into a FSRU, sell the converted vessel, and then operate and maintain the FSRU for a minimum of ten years. We received a Final Notice to Proceed with the conversion in April 2019 and entered into a new facility agreement relating to the LNG Croatia conversion in January 2020 before the vessel’s entry to a shipyard in China to begin the conversion. All construction work has been completed and she has loaded commissioning cargo in Europe and will be delivered to our customer to complete commissioning work prior to acceptance of the vessel by LNG Hrvatska on or about December 31, 2020.

Vessel conversions are subject to the risk of delay or default by the shipyards and sub-contractors caused by, among other things, unforeseen quality or engineering problems, work stoppages or other labor disturbances at the shipyards, bankruptcy of or other financial crisis involving the shipyards, weather interference, unanticipated cost increases, delays in receipt of necessary equipment, political, social or economic disturbances, inability to finance the construction of the vessel and inability to obtain the requisite permits or approvals. There is a risk of further delays in the testing, commissioning and delivery of the LNG Croatia, including as a result of the ongoing global outbreak of COVID-19 which has hindered and may further hinder the completion of certain testing and commissioning work in shipyards and services performed by sub-contractors. In accordance with industry practice, in the event the shipyard is unable or unwilling to deliver the vessel, our remedies may be limited. Should we be unable to meet our obligations under the agreement on time or at all, we could be obligated to pay damages to LNG Hrvatska which could have a negative impact on our earnings and cash flow and could make it difficult to induce counterparties to contract with us for FSRU conversions in the future.
Additionally, in 2019 we incurred an impairment loss of $34.3 million in connection with the LNG Croatia. If its conversion and subsequent sale and delivery to LNG Hrvatska are not completed in a timely manner, we may need to recognize additional impairments on the vessel.
We have a substantial equity investment in Hygo that is subject to the risks related to Hygo’s operations and business.
We have a substantial equity investment in Hygo. In addition to the value of our investment, we expect to receive cash distributions from Hygo and management fee income from the provision of services to Hygo under a management and administrative services agreement for the vessels in Hygo’s fleet. The value of our investment, the income generated from our investment and the management fee income are subject to a variety of risks, including the risks related to Hygo’s business. In turn, Hygo’s business is subject to a variety of risks, including, among others, any inability of Stonepeak and us to successfully work together in the shared management of Hygo, any inability of Hygo to identify and enter into appropriate projects, any inability of Hygo to obtain sufficient financing for any project it identifies, any failure of upstream and downstream LNG producing projects connected with Hygo’s activities, and other industry, regulatory, economic and political risks similar in nature to the risks faced by us.
Hygo has a 50% interest in CELSE, which was formed for the purpose of constructing and operating the Sergipe Power Plant, which commenced operations in March 2020.
Although Hygo has been awarded a 25 year power purchase agreement for the construction of a 605 MW thermal power station in Barcarena, Brazil, there is no assurance that the power plant in Barcarena will be successful in obtaining a FID. Further, as described in “Summary — Overview — Our Relationship with Hygo”, while Hygo has one terminal that has commenced commercial operations, its other planned terminals are in various stages of construction, permitting, commissioning and contracting customers. There can be no assurance that these planned terminals will commence operations timely or at all.
Constructing and operating a power plant is subject to certain risks that include unscheduled plant outages, equipment failure (such as the recent damage to one of Sergipe Power Plant’s transformers which will temporarily impact the total megawatts that it is able to generate until a replacement transformer is installed as described in “Summary — Recent Developments — Hygo Developments — Sergipe Power Plant’s Operational Update”), labor disputes, disruptions in fuel supply, ability to purchase or receive physical delivery of natural gas or LNG in sufficient quantities and/or at economically attractive prices to supply the power plant and satisfy its delivery obligations, inability to comply with regulatory or permit requirements, natural disasters or terrorist acts, cyber-attacks or other similar occurrences, and inherent risks which may occur as a result of inadequate internal processes, technological flaws, human error or actions of third parties or other external events. The ongoing global outbreak of COVID-19 may result in disruption to the Sergipe Power Plant’s supply chain, work stoppages or other labor disturbances.
The control and management of these risks depend upon adequate development and training of personnel and on the existence of operational procedures, preventative maintenance plans and specific programs supported by quality control systems which reduce, but do not eliminate, the possibility of the occurrence and impact of these risks. The hazards described above, along with other safety hazards associated with our operations, can cause significant personal injury or loss of life, severe damage to and destruction of property, plant and equipment, contamination of, or damage to, the environment and suspension of operations. The occurrence of any one of these events may result in Hygo, through its ownership interest in the power plant, being named as a defendant in lawsuits asserting claims for substantial damages, environmental cleanup costs, personal injury and fines and/or penalties.
Also, exchange rate fluctuations between the U.S. Dollar and the Brazilian Real could have an adverse impact on the results of operations of Hygo with respect to its investments in Brazil, including its investments in the power plants. The principal currency for revenue and operating expenses is Brazilian Real and the exposure to foreign currency could lead to fluctuations in Hygo’s net income and net revenue due to changes in the value of the U.S. Dollar relative to the Brazilian Real.
The value of our investment in Hygo could be materially and adversely affected by the materialization of any of these risks.
If Hygo fails to complete an IPO of its common shares by July 2021, it could have a material adverse effect on Hygo’s financial condition and the value of our investment in Hygo.
Hygo’s bye-laws and the Investment and Shareholders Agreement entered into between Hygo, Golar and Stonepeak, give Stonepeak certain rights upon a failure to complete an IPO of Hygo’s common shares within a specified time. If Hygo fails to complete an IPO of its common shares by July 2021, at Stonepeak’s option either Hygo will be required to convert Stonepeak’s 20 million preference shares to ordinary shares at a rate of 1.00 common shares to 1.20 preference shares, or alternatively Stonepeak can hold its preference shares and the dividend on the preference shares will increase to 11.5% and Stonepeak will be entitled to receive surplus distributable cash until Stonepeak has received a total of $200 million in preferential dividends and other special distributions.
Hygo’s failure to complete an IPO by July 2021 could have a material adverse effect on Hygo’s financial condition and a material adverse effect on the value of our investment in Hygo.
Our business and financial condition, as well as the value of our investment in Hygo, could be materially and adversely affected by allegations against Hygo’s former chief executive officer.
In September 2020, Hygo became aware that Brazilian government officials were investigating allegations against its former chief executive officer, Eduardo Antonello, including allegations of improper payments made in Brazil to foreign government officials during his employment at Seadrill in 2011. In October 2020, Mr. Antonello stepped down as Hygo’s chief executive officer to address the allegations against him, which he denies and maintains that he has not committed any wrong doing. Brazil’s investigation is ongoing and Hygo will monitor the results. While Hygo has conducted its own internal investigation without evidence of malfeasance, Hygo cannot predict when Brazil’s investigation will be completed or the results of such investigation, including whether any litigation will arise and the extent of the impact on its business. Publicity or other events associating Hygo with Mr. Antonello or the investigation, regardless of their foundation or accuracy, could adversely affect Hygo’s reputation and its ability to conduct its business in Brazil and other jurisdictions.
These allegations could adversely affect us in many ways, regardless of their veracity. If the allegations implicating Mr. Antonello are proved to be true, it could materially, adversely and permanently affect the value of our investment in Hygo, which in turn could harm our business, financial condition and results of operation, in addition to causing us to suffer reputational harm by former association to Mr. Antonello through our affiliation with Hygo.
Risks Related to the Financing of our Business
We are highly leveraged and subject to restrictions in our financing agreements that impose constraints on our operating and financing flexibility.
We have significant indebtedness outstanding under our several outstanding loans and may incur additional debt in the future. We may need to refinance some or all of our existing indebtedness, including our convertible notes and loan facilities, and additional indebtedness that we may incur in the future to, among other things, acquire additional vessels. We cannot assure you that we will be able to do so on terms acceptable to us or at all. If we cannot refinance our indebtedness or incur additional debt in the future, we will have to dedicate some or all of our cash flows, and we may be required to sell some of our assets or raise capital in the public markets, to pay the principal and interest on our indebtedness and to fund our working capital and other liquidity requirements. In addition, we may not be able to pay dividends to our shareholders in the future and grow our fleet as planned. Our inability to fund our obligations may lead to an event of default under our financing agreements.
Our debt service obligations require us to dedicate a substantial portion of our cash flows from operations to payments on indebtedness and could limit our ability to obtain additional financing, make capital expenditures and acquisitions, and fund our other general corporate activities in the future. These obligations may also limit our flexibility in planning for, or reacting to, changes in our business and the shipping industry or detract from our ability to successfully withstand a downturn in our business or the economy generally. This may place us at a competitive disadvantage to other less leveraged competitors.
Our financing agreements are secured by our vessels and contain operating and financial restrictions and other covenants that may restrict our business, financing activities and ability to make cash distributions to our shareholders. In addition, because of the presence of cross-default provisions in certain of our, Golar Partners’ and Hygo’s financing agreements that cover us, Golar Partners and Hygo, a default by us, Golar Partners or Hygo could lead to multiple defaults in our agreements.
Our obligations under our financing arrangements are secured by certain of our vessels and guaranteed by our subsidiaries holding the interests in our vessels. Our loan agreements impose, and future financial obligations may impose, operating and financial restrictions on us. These restrictions may require the consent of our lenders, or may prevent or otherwise limit our ability to, among other things:
•
merge into, or consolidate with, any other entity or sell, or otherwise dispose of, all or substantially all of our assets;

•
make or pay dividends or other distributions;

•
incur additional indebtedness, guarantees and liens;

•
incur or make any capital expenditures;

•
materially amend, or terminate, any of our current charter contracts or management agreements; or

•
charter our vessels.

Due to these restrictions, we may need to seek permission from our lenders in order to engage in some corporate actions. Our lenders’ interests may differ from ours and we cannot guarantee that we will be able to obtain our lenders’ permission when needed. This may prevent us from taking actions that are in our best interests.
Our loan agreements and lease financing arrangements also require us to maintain specific financial levels and ratios, including minimum amounts of available cash, minimum ratios of current assets to current liabilities (excluding current portion of long-term debt), minimum levels of stockholders’ equity and maximum loan amounts to value, which are tested quarterly. If we were to fail to maintain these levels and ratios without obtaining a waiver of covenant compliance or modification to our covenants, we would be in default of our loans and lease financing agreements, which, unless waived by our lenders, could provide our lenders with the right to require us to increase the minimum value held by us under our equity and liquidity covenants, increase our interest payments, pay down our indebtedness to a level where we are in compliance with our loan covenants, sell vessels in our fleet or reclassify our indebtedness as current liabilities and could allow our lenders to accelerate our indebtedness and foreclose their liens on our vessels, which could result in the loss of our vessels. If our indebtedness is accelerated, we may not be able to refinance our debt or obtain additional financing, which would impair our ability to continue to conduct our business.

Events beyond our control, including changes in the economic and business conditions in the shipping industry in which we operate, interest rate developments, changes in the funding costs of our banks, changes in vessel earnings and asset valuations and outbreaks of epidemic and pandemic of diseases, such as the recent outbreak of COVID-19, may affect our ability to comply with these covenants. We cannot provide any assurance that we will continue to meet these ratios or satisfy our financial or other covenants or that our lenders will waive any failure to do so.
Moreover, in connection with any waivers and/or amendments to our loan and lease agreements, our lenders may impose additional operating and financial restrictions on us and/or modify the terms of our existing loan and lease agreements.
Because of the presence of cross-default provisions in certain of our, Hygo’s and Golar Partners’ loan and lease agreements that covers us, Hygo and Golar Partners, a default by us, Hygo or Golar Partners under a loan or lease agreement or other financing arrangement and the refusal of any one lender, lessor or applicable counterparty to grant or extend a waiver could result in the acceleration of our indebtedness under our other loan and lease agreements even if our, Hygo or Golar Partners’ other lenders or lessors have waived covenant defaults under the respective agreements. A cross-default provision means that if we, Hygo or Golar Partners default on one loan or lease, we would then default on our other loans containing a cross-default provision.
Although we have received a commitment from Citibank to provide a Corporate Revolving Credit Facility, we cannot guarantee that such contemplated Corporate Revolving Credit Facility will be completed in a timely manner or at all.
We have received a commitment from our existing lender, Citibank, an affiliate of Citigroup Global Markets Inc., one of the underwriters in this offering, to provide a Corporate Revolving Credit Facility as described in “Summary — Recent Developments.” However, Citibank’s commitment is subject to contingencies and there can be no assurance that such Corporate Revolving Credit Facility will be finalized in a timely manner or at all.
This offering is not conditional on the consummation of the proposed Corporate Revolving Credit Facility. Therefore, upon the closing of this offering, investors will become our shareholders regardless of whether the Corporate Revolving Credit Facility is consummated or not. If a Corporate Revolving Credit Facility is not consummated on the terms described herein or at all, we may be unable to obtain alternate financing on satisfactory terms or at all, which could have a material adverse effect on our financial condition and as a result the market price of our common shares (and the value of your investment in our common shares) may decline.
Risks Related to Our Common Shares and this Offering
Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.
Aside from the partial repayment of our $150 million Term Loan facility and full repayment of the Margin Loan facility, we have not designated the amount of net proceeds from this offering to be used for any particular purpose, and as a result our management will have broad discretion in the application of the net proceeds and may use the net proceeds in ways that you may not agree with. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, capital expenditures, repaying other indebtedness, funding working capital or investments. We will not escrow the net proceeds from this offering and will not return the proceeds to you if we do not use the offering proceeds as described above.
Our common share price may be highly volatile and future sales of our common shares could cause the market price of our common shares to decline.
The market price for our common shares has varied between a high of $15.24 on January 16, 2020 and a low of $4.54 on April 7, 2020 in the period between January 1, 2020 and December 1, 2020. This volatility may affect the price at which you could sell the common shares sold in this offering, and the sale of substantial amounts of our common shares could adversely affect the price of our common shares and the value of your investment. Our share price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors discussed in “— Risks Relating to Our Common Shares”, contained in our Annual Report for the year ended 2019, incorporated by reference herein; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.
In addition, the sale of substantial amounts of our common shares could adversely impact its price. As of December 1, 2020, we had 97,875,805 common shares, 1,898,841 options to purchase common shares and 954,385 restricted stock units outstanding. Approximately 1.4 million of our authorized and unissued common shares are reserved for issuance under the Golar Long Term Incentive Plan and we expect to grant restricted stock units, stock options and/or other types of equity awards pursuant to such plan in the future. The terms of our 2017 convertible senior notes due 2022 require us to keep a reserve of the maximum number of common shares issuable upon conversion of the convertible notes and as a result, we have reserved 10.9 million of our authorized and unissued common shares for potential issuance upon conversion. The sale or the availability for sale of a large number of our common shares in the public market could cause the price of our common shares, and the value of your investment, to decline.
We are a holding company, and our ability to pay dividends will be limited by the value of investments we currently hold and by the distribution of funds from our subsidiaries and affiliates.
We are a holding company whose assets mainly comprise equity interests in our subsidiaries and other quoted and non-quoted companies and our interest in our affiliates, Golar Partners and Hygo. While we are not currently permitted to pay dividends under certain of our agreements governing our indebtedness, should we be permitted to and decide to pay dividends in the future, we would be dependent on the performance of our operating subsidiaries, affiliates and other investments. If we were not able to receive sufficient funds from our subsidiaries, affiliates and other investments, including from the sale of our investment interests, we would not be able to pay dividends unless we obtain funds from other sources. We may not be able to obtain the necessary funds from other sources on terms acceptable to us.
Citigroup Global Markets Inc., an underwriter in this offering, will have an interest in this offering beyond customary underwriting discounts and commissions.
Citibank, an affiliate of Citigroup Global Markets Inc., an underwriter in this offering, is the existing lender for our $150 million Term Loan facility and, as such, will receive 5% or more of the net proceeds to repay the outstanding balance of $50 million remaining under the Term Loan facility following the partial refinancing. As such, Citigroup Global Markets Inc. is deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. Pursuant to Rule 5121, Citigroup Global Markets Inc. will not confirm sales of securities to any account over which it exercises discretionary authority without the prior written approval of the customer. This rule requires, among other things, that a “qualified independent underwriter” has participated in the preparation of, and has exercised the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Clarksons Platou Securities, Inc. has agreed to act as qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act. Clarksons Platou Securities, Inc. will not receive any additional fees for serving as qualified independent underwriter in connection with this offering. Although Clarksons Platou Securities, Inc. has, in its capacity as qualified independent underwriter, participated in due diligence and the preparation of this prospectus and the registration statement of which this prospectus forms a part, this may not adequately address all potential conflicts of interest. We have agreed to indemnify Clarksons Platou Securities, Inc. against liabilities incurred in connection with acting as qualified independent underwriter, including liabilities under the Securities Act. Pursuant to Rule 5121, Citigroup Global Markets Inc. will not confirm sales of securities to any account over which it exercises discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” for additional information.

USE OF PROCEEDS
We expect the net proceeds from this offering to be approximately $      million (or $      million if the underwriters exercise in full their option to purchase additional common shares) after deducting underwriting discounts and offering expenses payable by us.
We intend to use the net proceeds from this offering to partially repay the Term Loan facility, to repay the Margin Loan Facility in full and to use any remaining funds for general corporate purposes, which may include, among other things, capital expenditures, repaying other indebtedness, funding working capital or investments.
Citibank, an affiliate of Citigroup Global Markets Inc., an underwriter in this offering, will receive 5% or more of the net proceeds of this offering as a result of being the existing lender of the Term Loan facility.
The Term Loan facility has an interest rate of LIBOR plus a current margin of 2.75% and following an extension from our lender, is scheduled to mature in mid-December 2020. A new Corporate Revolver Credit facility is also being arranged with Citibank in conjunction with the equity offering, and will repay the existing Term Loan in full.
The Margin Loan facility has an interest rate of LIBOR plus a current margin of 2.95% and following an extension from our lenders, is scheduled to mature in mid-December 2020.Please read “Risk Factors — Risks Related to Our Common Shares and this Offering — Management will have broad discretion in the use of the net proceeds from this offering and may use some or all of the net proceeds of this offering for general corporate purposes with which you may not agree.”

CASH AND CAPITALIZATION
The following table sets forth our cash position and consolidated capitalization as of September 30, 2020:
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on an actual basis;

•
on an as adjusted basis to give effect to the drawdown of $83.5 million on the Gimi and Golar Viking debt facilities and payments of $63.6 million relating to vessel conversion costs for both the Gimi and LNG Croatia during October and November 2020; and

•
on an as further adjusted basis to give effect to the issuance and sale of common shares in this offering (assuming no exercise of the underwriters’ overallotment option) and the application of the net proceeds thereof to partially repay the Term Loan facility, repay the Margin Loan facility in full and general corporate uses as described in “Use of Proceeds”.

You should read this capitalization table together with “Use of Proceeds” in this prospectus supplement and the sections entitled “Item 3. Key Information  —  A. Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects” contained in our Annual Report on Form 20-F for the year ended December 31, 2019 and the Consolidated Financial Statements and related notes appearing therein, and our report on Form 6-K, filed with the Commission on November 30, 2020, which contains our unaudited condensed consolidated interim financial statements as of and for the nine months ended September 30, 2020, incorporated by reference in this prospectus supplement.
	As of September 30, 2020
(All figures in thousands of U.S. dollars, except for share amounts)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$76,696	96,604
Restricted cash and short-term deposits	162,199	162,199
Total cash, cash equivalents, restricted cash & short-term deposits	238,895	258,803
DEBT:
Short and long-term debt, including current portion, net of deferred charges	2,541,773	2,625,273
Total debt	2,541,773	2,625,273
EQUITY:
Share capital	97,876	97,876
Additional paid-in capital	1,880,245	1,880,245
Other equity interests attributable to the shareholders	(796,075)	(796,075)
Non-controlling interests	318,486	318,486
Total equity	1,500,532	1,500,532
Total capitalization	4,042,305	4,125,805

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of the material U.S. federal income tax considerations relevant to an investment decision by a U.S. Holder a Non-U.S. Holder, each as defined below, with respect to shares of our common stock. This discussion does not purport to deal with the tax consequences of owning our common stock to all categories of investors, some of which, such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common shares as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in partnerships or other pass-through entities for U.S. federal income tax purposes, dealers in securities or currencies, U.S. Holders whose functional currency is not the U.S. dollar, investors that own, actually or under applicable constructive ownership rules, 10% or more of our common shares and investors that are required to recognize income for U.S. federal income tax purpose no later than when such income is reported on an “applicable financial statement,” may be subject to special rules. This discussion deals only with holders who hold the shares of our common stock as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our common stock.
In the opinion of Seward & Kissel LLP, our U.S. counsel, the following are the material U.S. federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders, each as defined below, of our common stock. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all as are in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. Except as otherwise noted, this discussion is based on the assumption, as currently expected, that we will not maintain an office or other fixed place of business within the United States. References in the following discussion to “we” and “us” are to Golar LNG Limited and its subsidiaries on a consolidated basis.
U.S. Taxation of our Company
U.S. Source Shipping Income
Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. We are not permitted by law to engage in transportation that gives rise to 100% U.S. source income.
Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside of the United States. Shipping income derived from sources outside of the United States will not be subject to U.S. federal income tax.
Unless exempt from U.S. federal income tax under section 883 of the Code, we will be subject to U.S. federal income tax, in the manner discussed below, to the extent our shipping income is derived from sources within the United States.
Based upon our current and anticipated shipping operations, our vessels are and will be operated in various parts of the world, including to or from U.S. ports.
Application of Section 883 of the Code
We have made special U.S. federal tax elections in respect of all our vessel-owning or vessel-operating subsidiaries that are potentially subject to U.S. federal income tax on shipping income derived from sources within the United States. The effect of such elections is to disregard the subsidiaries for which such elections have been made as separate taxable entities for U.S. federal income tax purposes.
Under section 883 of the Code and the Treasury regulations promulgated thereunder, we, and each of our subsidiaries, will be exempt from U.S. federal income taxation on our respective U.S. source shipping income if the following three conditions are met:
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we and each subsidiary are organized in a “qualified foreign country,” defined as a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States with respect to the types of U.S. source international transportation income that we earn (or an equivalent exemption), also known as the “Country of Organization Requirement;” and
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either:

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more than 50% of the value of our stock is treated as owned, directly or indirectly, by individuals who are “residents” of qualified foreign countries, also known as the “Ownership Requirement”; or

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our stock is “primarily and regularly traded on an established securities market” in the United States or any qualified foreign country, also known as the “Publicly-Traded Requirement”; and

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we meet certain substantiation, reporting and other requirements.

The U.S. Treasury Department has recognized (i) Bermuda, our country of incorporation, and (ii) the countries of incorporation of each of our subsidiaries that has earned shipping income from sources within the United States as qualified foreign countries. Accordingly, we and each such subsidiary satisfy the Country of Organization Requirement.
Due to the public nature of our shareholdings, we do not believe that we will be able to substantiate that we satisfy the Ownership Requirement. However, as described below, we believe that we will be able to satisfy the Publicly-Traded Requirement.
The Treasury Regulations under section 883 of the Code provide that the stock of a foreign corporation will be considered to be “primarily traded” on an “established securities market” in a country if the number of shares of each class of stock that are traded during any taxable year on all “established securities markets” in that country exceeds the number of shares in each such class that are traded during that year on “established securities markets” in any other single country. Our stock was “primarily traded” on the Nasdaq, an “established securities market” in the United States, during 2019, our most recently completed taxable year.
Under the Treasury regulations, our common stock will be considered to be “regularly traded” on an “established securities market” if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market, this is also known as the “Listing Requirement”. Since our common shares are listed on the Nasdaq, we will satisfy the Listing Requirement.
The Treasury regulations further require that with respect to each class of stock relied upon to meet the Listing Requirement: (i) such class of stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year; this is also known as the “Trading Frequency Test;” and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year, or as appropriately adjusted in the case of a short taxable year; this is also known as the “Trading Volume Test.” We believe that our common shares satisfied the Trading Frequency Test and the Trading Volume Test in 2019. Even if this were not the case, the Treasury Regulations provide that the Trading Frequency Test and the Trading Volume Test will be deemed satisfied by a class of stock if, as we expect to be the case with our common shares, such class of stock is traded on an “established securities market” in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the Treasury regulations provide that our common shares will not be considered to be “regularly traded” on an “established securities market” for any taxable year in which 50% or more of the outstanding common shares, by vote and value, are owned, for more than half the days of the taxable year, by persons who each own 5% or more of the vote and value of the outstanding common shares, this is also known as the “5% Override Rule”. The 5% Override Rule will not apply, however, if in respect of each category of shipping income for which exemption is being claimed, we can establish that individual residents of qualified foreign countries, or “Qualified Shareholders”, own sufficient common shares to preclude non-Qualified Shareholders from owning 50% or more of the total vote and value of our common shares for more than half the number of days during the taxable year, this is known as the “5% Override Exception”.

Based on our public shareholdings for 2019, we were not subject to the 5% Override Rule for 2019. Therefore, we believe that we satisfied the Publicly-Traded Requirement for 2019 and we and each of our subsidiaries intend to take this position for U.S. federal income tax reporting purposes. In addition, we expect to satisfy the Publicly-Traded Requirement for 2020, although no assurance can be given in this regard. To the extent that we become subject to the 5% Override Rule in future years (as a result of changes in the ownership of our common shares), it may be difficult for us to establish that we qualify for the 5% Override Exception.
If we were not eligible for the exemption under section 883 of the Code, our U.S. source shipping income would be subject to U.S. federal income tax as described in more detail below.
Taxation in the Absence of Exemption Under Section 883 of the Code
To the extent the benefits of section 883 of the Code are unavailable with respect to any item of U.S. source shipping income earned by us or by our subsidiaries and such U.S. source shipping income is not considered to be “effectively connected” with the conduct of a U.S. trade or business such U.S. source shipping income would be subject to a 4% U.S. federal income tax imposed by section 887 of the Code on a gross basis, without benefit of deductions. Since under the sourcing rules described above, no more than 50% of the shipping income earned by us or our subsidiaries would be derived from U.S. sources, the maximum effective rate of U.S. federal income tax on such gross shipping income would never exceed 2%.
In addition, our U.S. source shipping income that is considered to be “effectively connected” with the conduct of a U.S. trade or business is subject to the U.S. corporate income tax currently imposed at a rate of 21% (net of applicable deductions). In addition, we may be subject to the 30% U.S. “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.
Our U.S. source shipping income would be considered effectively connected with the conduct of a U.S. trade or business only if:
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we had, or were considered to have, a fixed place of business in the United States involved in the earning of our U.S. source shipping income; and

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substantially all of our U.S. source shipping income was attributable to regularly scheduled transportation, such as the operation of a ship that followed a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We believe that we will not meet these conditions because we will not have, or permit circumstances that would result in having, such a fixed place of business in the United States or any ship sailing to or from the United States on a regularly scheduled basis.
Gain on Sale of Vessels
If we and our subsidiaries qualify for exemption from tax under section 883 of the Code in respect of our U.S. source shipping income, the gain on the sale of any vessel earning such U.S. source shipping income should likewise be exempt from U.S. federal income tax. Even if we and our subsidiaries are unable to qualify for exemption from tax under section 883 of the Code and we or any of our subsidiaries, as the seller of such vessel, is considered to be engaged in the conduct of a U.S. trade or business, gain on the sale of such vessel would not be subject to U.S. federal income tax provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. To the extent circumstances permit, we intend to structure sales of our vessels in such a manner, including effecting the sale and delivery of vessels outside of the United States.
U.S. Taxation of U.S. Holders
The term “U.S. Holder” means a beneficial owner of our common shares that is a U.S. citizen or resident; a U.S. corporation or other U.S. entity taxable as a corporation; an estate, the income of which is subject to U.S. federal income tax regardless of its source; or a trust if (x) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (y) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.
Distributions
Any distributions made by us with respect to our common shares to a U.S. Holder will generally constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the discussion below under “Passive Foreign Investment Company”, we expect that dividends paid by us to a non-corporate U.S. Holder will be eligible for preferential U.S. federal income tax rates provided that the non-corporate U.S. Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which our common shares becomes ex-dividend and certain other conditions are satisfied. However, there is no assurance that any dividends paid by us will be eligible for these preferential tax rates in the hands of a non-corporate U.S. Holder. Any dividends paid by us, which are not eligible for these preferential tax rates will be taxed as ordinary income to a non-corporate U.S. Holder. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us. Dividends paid on our common shares will be income from sources outside the United States and will generally constitute “passive category income” or, in the case of certain U.S. Holders, “general category income” for U.S. foreign tax credit limitation purposes.
Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in its common shares, and thereafter as a taxable capital gain.
Sale, Exchange or other Disposition of Our Common Shares
Subject to the discussion below under “Passive Foreign Investment Company”, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in the common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in such common shares is greater than one year at the time of the sale, exchange or other disposition. Otherwise, such gain or loss will be treated as short-term capital gain or loss. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations. A U.S. Holder’s gain or loss will generally be treated (subject to certain exceptions) as gain or loss from source within the United States for U.S. foreign tax credit limitation purposes.
3.8% Tax on Net Investment Income
A U.S. Holder that is an individual, estate, or, in certain cases, a trust, will generally be subject to an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of equity interests. For individuals, the additional Medicare tax applies to the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000). Net investment income generally equals the taxpayer’s gross investment income reduced by deductions that are allocable to such income. U.S. Holders are encouraged to consult their tax advisors regarding the implications of this additional tax resulting from their ownership and disposition of our common shares.
Passive Foreign Investment Company
Notwithstanding the above rules regarding distributions and dispositions, special rules may apply to U.S. Holders (or, in some cases, U.S. persons who are treated as owning our common shares under constructive ownership rules) if we are treated as a “passive foreign investment company”, or a PFIC, for U.S. federal income tax purposes. We will be a PFIC if either:
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at least 75% of our gross income in a taxable year is “passive income;” or

•
at least 50% of our assets in a taxable year (averaged over the year and generally determined based upon value) are held for the production of, or produce, “passive income.”

For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own 25% or more of the value of the subsidiary’s stock, which includes Golar Partners. To date, our subsidiaries and we have derived most of our income from time and voyage charters, and we expect to continue to do so. This income should be treated as services income, which is not “passive income” for PFIC purposes. We believe there is substantial legal authority supporting our position consisting of case law and U.S. Internal Revenue Service, also known as the “IRS”, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes.
Based on the foregoing, we believe that we are not currently a PFIC and do not expect to be a PFIC in the foreseeable future. However, in the absence of any legal authority specifically relating to the Code provisions governing PFICs, the IRS or a court could disagree with our position. In addition, there can be no assurance that we will not become a PFIC if our operations change in the future.
If we become a PFIC (and regardless of whether we remain a PFIC), each U.S. Holder who owns or is treated as owning our common shares during any period in which we are so classified, would be subject to U.S. federal income tax, at the then highest applicable income tax rates on ordinary income, plus interest, upon certain “excess distributions” and upon dispositions of our common shares including, under certain circumstances, a disposition pursuant to an otherwise tax free reorganization, as if the distribution or gain had been recognized ratably over the U.S. Holder’s entire holding period of our common shares. The amounts allocated to the taxable year of the sale or other disposition and to any year during such holding period before we became a PFIC would be taxed as ordinary income. An “excess distribution” generally includes dividends or other distributions received from a PFIC in any taxable year of a U.S. Holder to the extent that the amount of those distributions exceeds 125% of the average distributions made by the PFIC during a specified base period. The tax at ordinary rates and interest resulting from an excess distribution would not be imposed if the U.S. Holder makes a “mark-to-market” election, as discussed below.
If we become a PFIC and, provided that, as is currently the case, our common shares are treated as “marketable stock,” a U.S. Holder may make a “mark-to-market” election with respect to our common shares. Under this election, any excess of the fair market value of the common shares at the close of any tax year over the U.S. Holder’s adjusted tax basis in the common shares is included in the U.S. Holder’s income as ordinary income. In addition, the excess, if any, of the U.S. Holder’s adjusted tax basis at the close of any taxable year over the fair market value of the common shares is deductible in an amount equal to the lesser of the amount of the excess or the net “mark-to-market” gains that the U.S. Holder included in income in previous years. If a U.S. Holder makes a “mark- to-market” election after the beginning of its holding period of our common shares, the U.S. Holder does not avoid the PFIC rules described above with respect to the inclusion of ordinary income, and the imposition of interest thereon, attributable to periods before the election.
In some circumstances, a shareholder in a PFIC may avoid the unfavorable consequences of the PFIC rules by making a “qualified electing fund” election. However, a U.S. Holder cannot make a “qualified electing fund” election with respect to us unless such U.S. Holder complies with certain reporting requirements. We do not intend to provide the information necessary to meet such reporting requirements.
In addition to the above consequences, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be required to file IRS form 8621 with the IRS for that year with respect to such U.S. Holder’s common shares.

U.S. Taxation of Non-U.S. Holders
As used herein, the term “Non-U.S. Holder” means a holder that, for U.S. federal income tax purposes, is a beneficial owner of common shares (other than a partnership) that is not a U.S. Holder.
If a partnership holds our common shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your tax advisor.
Dividends on Common Shares
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends received from us with respect to our common shares, unless that income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment) or the Non-U.S. Holder is an individual who is present in the United States for at least 31 days in the year of payment and 183 weighted days or more during the taxable year of the distribution and the prior two taxable years and certain other conditions are met.
Sale, Exchange or Other Disposition of Common Shares
A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common shares, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

•
the Non-U.S. Holder is an individual who is present in the United States for at least 31 days in the year of payment and 183 weighted days or more during the taxable year of disposition and the prior two taxable years and certain other conditions are met.

Income or Gains Effectively Connected with a U.S. Trade or Business
If the Non-U.S. Holder is engaged in a U.S. trade or business for U.S. federal income tax purposes, dividends on the common shares and gain from the sale, exchange or other disposition of the shares, that is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), will generally be subject to regular U.S. federal income tax in the same manner as discussed in the previous section relating to the taxation of U.S. Holders. In addition, in the case of a corporate Non-U.S. Holder, its earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable U.S. income tax treaty.
Backup Withholding and Information Reporting
In general, dividend payments, or other taxable distributions, made within the United States will be subject to information reporting requirements. Such payments will also be subject to “backup withholding” if made to a non-corporate U.S. Holder and such U.S. Holder:
•
fails to provide an accurate taxpayer identification number;

•
provides us with an incorrect taxpayer identification number;

•
is notified by the IRS that it has failed to report all interest or dividends required to be shown on its U.S. federal income tax returns; or

•
in certain circumstances, fails to comply with applicable certification requirements.

If a shareholder sells our common shares to or through a U.S. office or broker, the payment of the proceeds is subject to both U.S. information reporting and “backup withholding” unless the shareholder establishes an exemption. If the shareholder sells our common shares through a non-U.S. office of a non-U.S.

broker and the sales proceeds are paid to the shareholder outside the United States, then information reporting and “backup withholding” generally will not apply to that payment. However, U.S. information reporting requirements, but not “backup withholding,” will apply to a payment of sales proceeds, including a payment made to a shareholder outside the United States, if the shareholder sells the common shares through a non-U.S. office of a broker that is a U.S. person or has some other contacts with the United States.
“Backup withholding” is not an additional tax. Rather, a taxpayer generally may obtain a refund of any amounts withheld under “backup withholding” rules that exceed such taxpayer’s U.S. federal income tax liability by filing a refund claim with the IRS, provided that the required information is furnished to the IRS.
Individuals who are U.S. Holders (and to the extent specified in the applicable Treasury regulations, certain individuals who are non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code and the applicable Treasury regulations) are required to file IRS Form 8938 (Statement of Specified Foreign Financial Assets) with information relating to each such asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year. Specified foreign financial assets would include, among other assets, our common stock, unless the common stock were held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, the statute of limitations on the assessment and collection of U.S. federal income tax with respect to a taxable year for which the filing of IRS Form 8938 is required may not close until three years after the date on which IRS Form 8938 is filed. U.S. Holders (including U.S. entities) and non-U.S. Holders are encouraged to consult their own tax advisors regarding their reporting obligations under Section 6038D of the Code.
MATERIAL NON-U.S. TAX CONSIDERATIONS
For a discussion of the principal Bermuda tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares see “Item 10. Additional Information — E. Taxation — Bermuda Taxation” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019.
THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL AND BERMUDA INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING OR OTHERWISE DISPOSING OF THE COMMON SHARES.

UNDERWRITING (CONFLICTS OF INTEREST)
Citigroup Global Markets Inc. is acting as lead book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares set forth opposite the underwriter’s name.
Underwriter	Number of Shares
Citigroup Global Markets Inc.
Clarksons Platou Securities, Inc.
DNB Markets, Inc.
Arctic Securities AS
Total	11,000,000
Clarksons Platou Securities AS and Arctic Securities AS are not broker-dealers registered with the SEC and therefore may not make sales of any shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Clarksons Platou Securities AS or Arctic Securities AS intend to effect sales of the shares in the United States, they will do so only through their respective U.S. registered broker-dealers, Clarksons Platou Securities, Inc. and Arctic Securities LLC, to the extent permitted by Rule 15a-6 of the Securities Exchange Act of 1934, as amended.
The underwriting agreement provides that the obligations of the underwriters to purchase the shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the underwriters’ option to purchase additional shares described below) if they purchase any of the shares.
Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $       per share. If all the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,650,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.
We and our officers and directors have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge any shares or any securities convertible into or exchangeable for our common stock, subject to certain exceptions. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.
The shares are listed on the Nasdaq Global Select Market under the symbol “GLNG.”
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering.
	No Exercise	Full Exercise
Per share	$	$
Total	$	$
We estimate that our portion of the total expenses of this offering will be $      . We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $      .

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriters’ option to purchase additional shares, and stabilizing purchases. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
•
Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•
“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

•
“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

•
Covering transactions involve purchases of shares either pursuant to the underwriters’ option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares.

Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
In addition, in connection with this offering, some of the underwriters (and selling group members) may engage in passive market making transactions in the shares on the Nasdaq Global Market, prior to the pricing and completion of the offering. Passive market making consists of displaying bids on the Nasdaq Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than those independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the shares during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of the shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. If the underwriters commence passive market making transactions, they may discontinue them at any time.
Other Relationships
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.
Citibank, an affiliate of Citigroup Global Markets Inc., an underwriter in this offering, is the existing lender for our $150 million Term Loan Facility and, as such, will receive 5% or more of the net proceeds of this offering to repay the outstanding balance of $50 million remaining under the Term Loan following the partial refinancing. Therefore, Citigroup Global Markets Inc. is deemed to have a conflict of interest within the meaning of Rule 5121. Accordingly, this offering is being conducted in accordance with Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus. Clarksons Platou Securities, Inc. has agreed to act as a qualified independent underwriter for this offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), specifically including those inherent in Section 11 thereof. Clarksons Platou Securities, Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify Clarksons Platou Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.
Pursuant to Rule 5121, Citigroup Global Markets Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” for additional information.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this prospectus supplement may not be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.
For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state. The expression 2010 PD Amending Directive means Directive 2010/73/EU.
The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares offered in this prospectus supplement have not been and will not be registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Notice to Prospective Investors in Canada
The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

EXPENSES
The following are the estimated expenses, other than underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
Registration fees	$
Legal fees and expenses
Printing and Engraving Expenses
Accounting fees and expenses
Miscellaneous
Total	$
LEGAL MATTERS
Certain legal matters in connection with the sale of the common shares offered hereby will be passed upon for us by MJM Limited, Hamilton, Bermuda, as to matters of Bermuda law and by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and New York law. Kirkland & Ellis LLP, Houston, Texas will advise on certain legal matters in connection with the offering on behalf of the underwriters.
EXPERTS
The consolidated financial statements of Golar LNG Limited appearing in Golar LNG Limited’s Annual Report (Form 20-F) for the year ended December 31, 2019 and the effectiveness of Golar LNG Limited’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the Commission. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file and furnish annual and other reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.golarlng.com. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference the documents listed below:
•
Annual Report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 30, 2020, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•
Report on Form 6-K filed with the Commission on June 3, 2020, which includes our unaudited condensed financial statements as of and for the three month period ended March 31, 2020.

•
Report on Form 6-K filed with the Commission on August 14, 2020, which includes our unaudited condensed financial statements as of and for the six month period ended June 30, 2020.

•
Report on Form 6-K filed with the Commission on November 30, 2020, which includes our unaudited condensed financial statements as of and for the nine month period ended September 30, 2020.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we file to the Commission after the date of this prospectus supplement that state they are incorporated by reference in this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we provide you. We and the underwriters have not authorized anyone to provide you with any information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriters are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporate by reference in this prospectus supplement by contacting us at the following address:
Golar LNG Limited
S.E. Pearman Building, 2nd Floor,
9 Par la Ville Road
Hamilton HM 11, Bermuda
Tel: +1 (441) 295-4705
Email: golarlng@golar.com
Attn: Investor Relations
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act of 1933, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

Prospectus
Golar LNG Limited
Through this prospectus, we or any selling securityholder may periodically offer:
(1)   our common shares,
(2)   our preferred shares,
(3)   our debt securities, which may be guaranteed by one or more of our subsidiaries,
(4)   our warrants,
(5)   our purchase contracts,
(6)   our rights, and
(5)   our units.
We or any selling securityholder may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The prices and other terms of the securities that we or any selling securityholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of securities by any selling securityholder.
Our common shares are currently listed on the Nasdaq Global Select Market under the symbol “GLNG”.
The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 30, 2020

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling securityholder may sell the common shares, preferred shares, debt securities (and related guarantees), warrants, purchase contracts, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should read carefully both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information—Information Incorporated by Reference.”
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that

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where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equities securities of such company remain so listed. The Nasdaq Global Select Market is an appointed stock exchange under Bermuda law. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or expressed in this prospectus or any prospectus supplement. Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda pursuant to provisions incorporated therein following the enactment of the Companies Amendment Act 2013. Such provisions state that a prospectus in respect of the offer of shares in a Bermuda company whose equities are listed on an appointed stock exchange under Bermuda law does not need to be filed in Bermuda, so long as the company in question complies with the requirements of such appointed stock exchange in relation thereto.
Notwithstanding the above general permission, the BMA has granted the Company permission, subject to the common shares of the Company being listed on an appointed stock exchange, to issue, grant, create, sell and transfer any of the Company’s shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts, or collectively, the Securities, to and among persons who are either resident or non-resident of Bermuda for exchange control purposes, whether or not the Securities are listed on an appointed stock exchange. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

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Prospectus Summary
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless we otherwise specify, when used in this prospectus, the terms “Golar LNG Limited,” “Golar,” “Golar LNG,” the “Company,” “we,” “us,” and “our” refer to Golar LNG Limited or any one or more of its consolidated subsidiaries, or to all such entities.
Our Company
We provide infrastructure for the liquefaction, transportation, regasification and downstream distribution of liquified nitrogen gas (“LNG”). Through our subsidiaries, affiliates and joint venture we are engaged in the acquisition, ownership, operation and chartering of floating liquefaction natural gas vessels (“FLNGs”), floating storage and regasification units (“FSRUs”) and LNG carriers as well as the development of gas to power projects and small-scale LNG distribution operations.
We were incorporated as an exempted company under the Bermuda Companies Act of 1981 in the Islands of Bermuda on May 10, 2001 and maintain our principal executive headquarters at 2nd Floor, S.E. Pearman Building, 9 Par-la-Ville Road, Hamilton HM 11, Bermuda. Our telephone number at that address is 1 (441) 295-4705. Our principal administrative offices are located at The Zig Zag, 70 Victoria Street, London, SW1E 6SQ, United Kingdom and our telephone number at that address is +44 207 063 7900.
The Securities We or any Selling Securityholder May Offer
We or any selling securityholder may use this prospectus to offer our:
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common shares,

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preferred shares,

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debt securities, which may be guaranteed by one or more of our subsidiaries,

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warrants,

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purchase contracts,

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rights, or

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units.

We or any selling securityholder may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
Our debt securities may be guaranteed by one or more of our subsidiaries.
A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this prospectus, any prospectus supplement and any documents incorporated herein or therein by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus, any prospectus supplement, any documents incorporated herein or therein and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect” and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, any prospectus supplement and any documents incorporated herein or therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:
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our inability and that of our counterparty to meet our respective obligations under the Lease and Operate Agreement entered into in connection with the BP Greater Tortue / Ahmeyim Project (“Gimi GTA Project”);

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continuing uncertainty resulting from current or potential future claims from our counterparties of purported force majeure under contractual arrangements, including but not limited to our construction projects (including the Gimi GTA Project) and other contracts to which we are a party;

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challenges by authorities to the tax benefits we previously obtained under certain of our leasing agreements;

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changes in our ability to retrofit vessels as FSRUs or FLNGs and in our ability to obtain financing for such conversions on acceptable terms or at all;

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changes in our ability to obtain additional financing on acceptable terms or at all;

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the length and severity of outbreaks of pandemics, including the recent worldwide outbreak of the novel coronavirus (“COVID-19”) and its impact on demand for LNG and natural gas, the timing of completion of our conversion projects, the operations of our charterers, our global operations and our business in general;

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Golar Power Limited’s (“Golar Power”) ability to operate the Sergipe power station project and related FSRU contract and to execute its downstream LNG distribution plans;

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changes in our relationship with Golar LNG Partners LP (“Golar Partners”), Golar Power or Avenir LNG Limited, and the sustainability of any distributions they pay to us;

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failure of our contract counterparties, including our joint venture co-owners, to comply with their agreements with us or other key project stakeholders;

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changes in LNG, carrier, FSRU or FLNG, or small-scale LNG market trends, including charter rates, vessel values or technological advancements;

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our vessel values and any future impairment charges we may incur;

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our ability to close potential future sales of additional equity interests in our vessels, including the Hilli Episeyo and FLNG Gimi on a timely basis or at all and our ability to contract the full utilization of the Hilli Episeyo or other vessels and the benefits that may to accrue to us as the result of any such modifications;

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changes in the supply of or demand for LNG carriers, FSRUs, FLNGs or small-scale LNG infrastructure;

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a material decline or prolonged weakness in rates for LNG carriers, FSRUs, FLNGs or small-scale LNG infrastructure;

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changes in the performance of the pool in which certain of our vessels operate and the performance of our joint ventures;

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changes in trading patterns that affect the opportunities for the profitable operation of LNG carriers, FSRUs, FLNGs or small-scale LNG infrastructure;

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changes in the supply of or demand for LNG or LNG carried by sea;

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continuing volatility of commodity prices;

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changes in the supply of or demand for natural gas generally or in particular regions;

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changes in our relationships with our counterparties, including our major chartering parties;

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a decline or continuing weakness in the global financial markets;

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changes in general domestic and international political conditions, particularly where we operate;

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changes in the availability of vessels to purchase and in the time it takes to construct new vessels;

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failures of shipyards to comply with delivery schedules or performance specifications on a timely basis or at all;

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our ability to integrate and realize the benefits of acquisitions;

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changes in our ability to sell vessels to Golar Partners or Golar Power;

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changes to rules and regulations applicable to LNG carriers, FSRUs, FLNGs or other parts of the LNG supply chain;

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our inability to achieve successful utilization of our expanded fleet or inability to expand beyond the carriage of LNG and provision of FSRUs, FLNGs, and small-scale LNG infrastructure particularly through our innovative FLNG strategy and our joint ventures;

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actions taken by regulatory authorities that may prohibit the access of LNG carriers, FSRUs, FLNGs or small-scale LNG vessels to various ports;

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increases in costs, including, among other things, wages, insurance, provisions, repairs and maintenance; and

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other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus supplement.

This prospectus, any prospectus supplement and any documents incorporated herein or therein contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events might not occur, and our actual results could differ materially from those anticipated in these forward-looking statements.

Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2019, any applicable prospectus supplement and the documents we have incorporated by reference herein and therein. The occurrence of one or more of those risks could adversely impact our business, results of operations or financial condition.
Prospective U.S. Holders of our common shares (as defined in the section entitled “Item 10. Additional Information—E. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2019) should consider the significant U.S. tax consequences relating to the ownership of our common shares as discussed in such section. Additionally, each prospective investor in our securities should consider the discussion of tax considerations included in any applicable prospectus supplement.

Use of Proceeds
We intend to use net proceeds from any sale of securities by us as set forth in the applicable prospectus supplement.
We will not receive any proceeds from the sales of our securities by selling securityholders.

Capitalization
Each prospectus supplement will include information on the Company’s consolidated capitalization.

Enforcement of Civil Liabilities
Substantially all of our assets are located outside the United States. In addition, most of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or our directors and officers. Furthermore, there is substantial doubt that courts in jurisdictions outside the United States (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.
In particular, with respect to Bermuda where we are incorporated as an exempted company, there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Plan of Distribution
We or any selling securityholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling securityholder may sell some or all of our securities included in this prospectus through:
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a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the selling securityholders may enter into options or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we may:
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enter into transactions involving short sales of the common shares by broker-dealers;

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sell common shares short ourselves and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us or any selling shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

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loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

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a combination of the foregoing.

We or any selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling securityholders or borrowed from us, any selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The selling securityholders and any broker-dealers or other persons acting on our behalf or on the behalf of the selling securityholders that participate with us or the selling securityholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, Regulation M, promulgated under the Exchange Act, may apply to sales by the selling securityholders in the market. We or any selling securityholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling securityholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of certain of our securities or any securities convertible into or exchangeable for certain of our securities. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by the selling securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be at-the-market offerings as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. At-the-market offerings, if any, may be conducted by underwriters acting as principal or our agent, who may also be third party sellers of our securities as discussed above.
We will bear costs relating to all of the securities being registered under this registration statement.
As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us or any selling securityholder for the sale of any securities being registered pursuant to Rule 415.

Description of Share Capital
The following is a description of the material terms of our Memorandum of Association and amended Bye-laws.
Purpose
The Memorandum of Association of the Company was previously filed on November 27, 2002 as Exhibit 1.1 to our registration statement on Form 20-F (File No. 000-50113) and is incorporated by reference herein.
The purposes and powers of the Company are set forth in our Memorandum of Association and in the First Schedule and Second Schedule of the Companies Act 1981 of Bermuda, as amended, or the Companies Act. These purposes include, among other things, exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract of indemnity or suretyship and to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
Our Bye-Laws
The amended Bye-laws of the Company, as adopted on September 20, 2013, were filed with the Commission on July 1, 2014 as Exhibit 3.1 to the Company’s report on Form 6-K, and are hereby incorporated by reference into this prospectus.
Our shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by our Board of Directors, subject to compliance with the provisions of the Companies Act and any preferred dividend right of holders of any preferred shares. The election of directors by shareholders requires a simple majority of votes cast at a meeting at which a quorum is present, as do all other matters requiring shareholder approval, unless a different majority is required by law or our Bye-laws. Upon our liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, our net assets available after the payment of all our debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preferred shares we may issue in the future. Notwithstanding the foregoing paragraph, the material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. See “Preferred Shares.”
Under our Bye-laws, annual meetings of shareholders will be held at a time and place selected by our Board of Directors each calendar year. Special meetings of shareholders may be called by our Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of our paid-up share capital carrying the right to vote at general meetings. Under our Bye-laws, seven days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. Our Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of our shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
Our Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested provided that such a director discloses, at the first opportunity at a meeting of directors or by writing to the directors, the existence and nature of such interest. Such director can thereafter count in the quorum and vote in respect of such matters in their consideration by the Board of Directors. Our Bye-laws provide our Board of Directors with the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. Our directors are not required to retire because of their age, and our directors are not required to be holders of our common shares. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under its Bye-laws, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the Company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the Company and any members authorized under its Bye-laws, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the Company or member of a committee authorized under its Bye-laws, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
Our Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under our Bye-law 109, if any, resident representative, or his heirs, executors or administrators, which we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency or deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. We are authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of our Bye-laws.
Authorized Capitalization
Under our amended Memorandum of Association, our authorized capital consists of $150,000,000, comprising 150,000,000 common shares having a par value of $1.00 each, of which 97,875,805 are issued and outstanding as of the date of this prospectus.
Common Shares
Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities.
Preferred Shares
Bye-law 3 of our Bye-laws provides that any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Ordinary Resolution determine. Bye-law 49 (b) of our Bye-laws provides that the Company may from time to time by Ordinary Resolution divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions. An Ordinary Resolution is defined in Bye-law 1 of our Bye-laws as a resolution passed by a simple majority of votes cast at a general meeting of the Company. On the approval by our shareholders of an Ordinary Resolution to divide our shares to create a class of preferred shares, our Board of Directors may be authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. Our Board of Directors will authorize the issuance of preferred shares only for a proper purpose and in our best interests. At the time that any series of our preferred shares is authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, with the sanction of an Ordinary Resolution of our shareholders, cause us to issue preferred shares, which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares, depending on the specific terms pursuant to which they are issued, could have the effect of diluting the share ownership of shareholders, including persons seeking to obtain control of us, thereby hindering a possible takeover attempt. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences, which would adversely affect the voting power and other rights of holders of our common shares.

Description of Other Securities
Debt Securities
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this registration statement or as an exhibit to a report under the Exchange Act that will be incorporated by reference into this registration statement or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to this registration and Exchange Act reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939. Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the applicable subsequent filings.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
The subsequent filings related to a series of offered debt securities will describe the following terms of the series:
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the designation, aggregate principal amount and authorized denominations;

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the issue price, expressed as a percentage of the aggregate principal amount;

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the maturity date;

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the interest rate per annum, if any;

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if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

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whether the debt securities will be our senior or subordinated securities;

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whether the debt securities will be our secured or unsecured obligations;

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the applicability of and terms of any guarantees;

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any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

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any optional or mandatory sinking fund provisions;

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any conversion or exchangeability provisions;

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if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

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if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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any events of default not set forth in this prospectus;

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the currency or currencies, including composite currencies, in which principal, premium, if any, and interest will be payable, if other than the currency of the United States of America;

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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

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whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

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if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

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any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;

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whether the debt securities will be issued in the form of global securities or certificates in registered or bearer form;

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any listing on any securities exchange or quotation system;

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additional provisions, if any, related to defeasance and discharge of the debt securities; and

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any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium, if any, and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium, if any, and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
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our ability to incur either secured or unsecured debt, or both;

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our ability to make certain payments, dividends, redemptions or repurchases;

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our ability to create dividend and other payment restrictions affecting our subsidiaries;

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our ability to make investments;

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mergers and consolidations by us;

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sales of assets by us;

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our ability to enter into transactions with affiliates; and

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our ability to incur liens.

Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)   changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)   reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
(3)   reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)   waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
(5)   makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)   makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)   waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
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default in any payment of interest when due which continues for 30 days;

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default in any payment of principal or premium when due;

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default in the deposit of any sinking fund payment when due;

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default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

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default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

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events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable subsequent filings. Unless we indicate differently in the applicable subsequent filings, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities
Registered Global Securities.   We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants.

We expect that each of the indentures will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indentures are expected to allow us to decide, at any time and in our sole discretion, that the global securities shall be exchangeable for certificated debt securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.
Bearer Global Securities.   Debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, société anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.
Governing Law
The indenture and the debt securities are expected to be governed by the laws of the State of New York.
Warrants
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies, in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Purchase Contracts
We may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
Rights
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
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the exercise price for the rights;

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the number of rights issued to each shareholder;

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the extent to which the rights are transferable;

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any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

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the date on which the right to exercise the rights will commence and the date on which the rights will expire;

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the amount of rights outstanding;

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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

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the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.
Units
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:
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the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

Expenses
The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$0*
FINRA filing fees	$	**
Blue sky fees and expenses	$	**
Printing and engraving expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Accounting fees and expenses	$	**
Indenture trustee fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

Legal Matters
The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited, Hamilton, Bermuda, as to matters of Bermuda law and by Seward & Kissel LLP, New York, New York with respect to matters of United States and New York law.
Experts
The consolidated financial statements of Golar LNG Limited appearing in Golar LNG Limited’s Annual Report (Form 20-F) for the year ended December 31, 2019, and the effectiveness of Golar LNG Limited’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports, given on the authority of such firm as experts in accounting and auditing.
Ernst & Young LLP is located at 1 More London Place, London SE1 2AF, United Kingdom.

Where You Can Find Additional Information
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Further information about our company is available on our website at http://www.golarlng.com. The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
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Annual report on Form 20-F for the year ended December 31, 2019, filed with the Commission on April 30, 2020, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Golar LNG Limited
S.E. Pearman Building, 2nd Floor,
9 Par la Ville Road
Hamilton HM 11, Bermuda
Tel: 1 (441) 295-4705
Email: golarlng@golar.com
Attn: Investor Relations

Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Select Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

11,000,000 Shares
Golar LNG Limited
Common Shares

PROSPECTUS SUPPLEMENT
        , 2020

Joint Book-Running Managers
CitigroupClarksons Platou SecuritiesDNB Markets
Manager
Arctic Securities